GTT Reports Fourth Quarter and Full Year 2016 Financial Results
Delivers Record Revenue, Adjusted EBITDA and Adjusted EBITDA margins
Q4 Revenue Grew 18.9% Year-Over-Year to $136.5 Million; Up 3.5% Sequentially
Q4 Adjusted EBITDA Grew 32.3% Year-Over-Year to $33.8 Million; Up 5.1% Sequentially
2016 Revenue Grew 41.3% to $521.7 Million; 2016 Adjusted EBITDA Grew 62.3% to $125.0 Million

McLean, VA, March 8, 2017 - GTT Communications, Inc. (NYSE: GTT), the leading global cloud networking provider to multinational clients, announced today its financial results for the quarter and year ended December 31, 2016.
Fourth quarter highlights:

•	Revenue of $136.5 million grew 18.9% over 4Q15, and grew 3.5% over 3Q16.

•	Net loss was $0.9 million, compared to net income of $27.6 million in 4Q15* and net income of $5.1 million in 3Q16.

•
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) of $33.8 million grew 32.3% over 4Q15, and grew 5.1% over 3Q16. Adjusted EBITDA margin of 24.8% grew 260 basis points over 4Q15 and grew 40 basis points over 3Q16.

•	Capital expenditures were $6.4 million (4.7% of revenue), compared to $4.2 million in 4Q15 (3.7% of revenue) and $5.5 million in 3Q16 (4.2% of revenue).

•
Using constant currency (i) 4Q16 revenue and Adjusted EBITDA would have been higher than reported by $2.1 million and $1.0 million, respectively, compared to 4Q15, and (ii) 4Q16 revenue and Adjusted EBITDA would have been higher than reported by $0.8 million and $0.4 million, respectively, compared to 3Q16.

Full year highlights:

•	Revenue of $521.7 million grew 41.3% over 2015.

•	Net income was $5.3 million compared to $19.3 million in 2015*.

•	Adjusted EBITDA of $125.0 million grew 62.3% over 2015, and Adjusted EBITDA margin of 24.0% grew 310 basis points over 2015.

•	Capital expenditures were $24.2 million (4.6% of revenue) compared to $14.1 million in 2015 (3.8% of revenue).

•	Using constant currency, 2016 revenue and Adjusted EBITDA would have been higher than reported by $2.8 million and $1.2 million, respectively, compared to 2015.

On a pro forma basis, assuming (i) OSN and Megapath’s historical results had been included for all applicable periods presented, and (ii) constant currency:

•	4Q16 revenue and Adjusted EBITDA grew 16.0% and 30.8%, respectively, over 4Q15.

•	4Q16 revenue and Adjusted EBITDA grew 4.1% and 6.3%, respectively, over 3Q16.

•	2016 revenue and Adjusted EBITDA grew 13.1% and 31.9%, respectively, over 2015.

*Note: In 4Q15, net income included an income tax benefit of $34 million primarily related to the release of the company’s valuation allowance against U.S. deferred tax assets.

See “Annex A: Non-GAAP Financial Information” for more information regarding the computation of Adjusted EBITDA, constant currency and pro forma calculations.

The results above exclude the Hibernia Networks acquisition, which closed on January 9, 2017. Please refer to the amended 8-K filed today, March 8, 2017, to see Hibernia Networks’ 2016 results. In addition, supplemental tables have been added to Annex A below to show GTT’s revenue, Adjusted EBITDA and capex on a pro forma basis, assuming Hibernia’s historical results had been included for all periods presented.

“In 2016, GTT recorded another record year of growth and strategic achievement, firmly establishing our position as the challenger brand in our industry,” stated Rick Calder, GTT president and CEO. “In January, we completed the acquisition of Hibernia Networks, and integration is on schedule. For 2017, we will continue to drive execution of our growth strategy by expanding our portfolio of cloud networking services, extending our global network reach and delivering an outstanding client experience by living our core values of simplicity, speed and agility.”

“GTT’s fourth quarter performance demonstrated consistent execution, delivering strong growth in revenue and cash flow, as well as margin expansion,” stated Mike Sicoli, chief financial officer. “We are well positioned to drive continued growth in revenue, profitability and cash flow in 2017, and with the Hibernia Networks acquisition complete, we have accelerated our progress toward our next financial objectives of $1 billion in revenue and $250 million in Adjusted EBITDA.”

Conference Call Information
GTT will hold a conference call on Wednesday March 8, 2017, at 8:30 a.m. Eastern Time. To participate in the live conference call, interested parties may dial +1.844.875.6916 or +1.412.317.6714, enter passcode 10100716, and ask for the GTT Communications call, or view the webcast at GTT’s website.

A telephonic replay of the conference call will be available for one week and may be accessed by calling +1.877.344.7529 or +1.412.317.0088 and using the passcode 10100716. The webcast will be archived in the investor relations section of GTT's website.

Forward-Looking Statements
This earnings release includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding GTT Communications, Inc.’s, plans, objectives and strategies or future events or future financial performance. Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in the Company’s filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. The business and operations of the Company are subject to substantial risks, which increase the uncertainty inherent in forward-looking statements. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.

About GTT

GTT provides multinationals with a better way to reach the cloud through its suite of cloud networking services, including wide area networking, Internet, managed services and voice services. The company’s Tier 1 IP network, ranked in the top five worldwide, connects clients to any location in the world and any application in the cloud. GTT delivers an outstanding client experience by living its core values of simplicity, speed and agility. For more information on how GTT is redefining global communications, please visit www.gtt.net.

GTT Media Inquiries:                        GTT Investor Relations:
Gina Nomellini                                Jody Burfening/Carolyn Capaccio, LHA
+1.512.721.0338                            +1.212.838.3777
gina.nomellini@gtt.net                 ccapaccio@lhai.com

GTT Communications, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(Amounts in millions, except for share and per share data)

	Three Months Ended December 31		Year Ended December 31
	2016	2015	2016	2015

Revenue:
Telecommunications services	$136.5	$114.8	$521.7	$369.3

Operating expenses:
Cost of telecommunications services	71.4	61.9	274.0	204.5
Selling, general and administrative expenses	38.0	32.3	143.2	101.7
Severance, restructuring and other exit costs	—	4.9	0.9	12.7
Depreciation and amortization	16.6	14.2	62.8	46.7

Total operating expenses	126.0	113.3	480.9	365.6

Operating income	10.5	1.5	40.8	3.7

Other expense:
Interest expense, net	(7.8)	(6.1)	(29.4)	(13.9)
Loss on debt extinguishment	—	(2.4)	(1.6)	(3.4)
Other expense, net	—	0.6	(0.6)	(1.2)

Total other expense	(7.8)	(7.9)	(31.6)	(18.5)

Income (loss) before income taxes	2.7	(6.4)	9.2	(14.8)

Provision for (benefit from) income taxes	3.6	(34.0)	3.9	(34.1)

Net (loss) income	$(0.9)	$27.6	$5.3	$19.3

(Loss) earnings per share:
Basic	$(0.02)	$0.77	$0.14	$0.55
Diluted	$(0.02)	$0.75	$0.14	$0.54

Weighted average shares:
Basic	37,221,037	36,060,212	37,055,663	34,973,284
Diluted	37,221,037	36,906,979	37,568,915	35,801,395

GTT Communications, Inc.
Condensed Consolidated Balance Sheets

(Unaudited, amounts in millions, except for share and per share data)	December 31, 2016	December 31, 2015

ASSETS
Current assets:
Cash and cash equivalents	$29.7	$14.6
Accounts receivable, net of allowances of $2,656 and $1,015, respectively	76.3	60.4
Deferred costs	3.4	4.2
Prepaid expenses and other assets	9.3	13.6
Total current assets	118.7	92.8
Restricted cash and cash equivalents	304.3	—
Property and equipment, net	43.4	38.8
Intangible assets, net	193.9	182.2
Goodwill	280.6	271.0
Other long-term assets	12.3	11.6
Total assets	$953.2	$596.4
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	11.3	22.7
Accrued expenses and other current liabilities	36.9	43.1
Acquisition earn-outs and holdbacks	24.4	12.8
Capital lease, current	1.0	1.4
Short-term portion of long-term debt	4.3	4.0
Deferred revenue, short-term portion	17.9	15.5
Total current liabilities	95.8	99.5
Capital lease, noncurrent	0.1	1.0
Long-term debt, term loan	425.2	382.2
Senior notes held in escrow	300.0	—
Deferred revenue, long-term portion	3.4	2.3
Other long-term liabilities	0.9	0.9
Total liabilities	825.4	485.9
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $.0001 per share, 80,000,000 shares authorized, 37,228,144 and 36,533,634 shares issued and outstanding as of December 31, 2016 and 2015, respectively	—	—
Additional paid-in capital	197.3	182.8
Accumulated deficit	(64.6)	(69.9)
Accumulated other comprehensive loss	(4.9)	(2.4)
Total stockholders’ equity	127.8	110.5
Total liabilities and stockholders’ equity	$953.2	$596.4

GTT Communications, Inc.
Condensed Consolidated Statements of Cash Flows

(Unaudited, amounts in millions, except for share and per share data)	Three Months Ended December 31		Year Ended December 31
	2016	2015	2016	2015
Cash flows from operating activities:
Net (loss) income	$(0.9)	$27.6	$5.3	$19.3
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	16.6	14.2	62.8	46.7
Share-based compensation	4.9	2.5	15.8	7.9
Debt discount amortization	0.3	0.2	0.9	0.2
Loss on debt extinguishment	—	2.4	1.6	3.4
Amortization of debt issuance costs	0.3	0.3	1.5	1.0
Deferred income taxes	2.2	(30.5)	2.2	(30.5)
Change in fair value of acquisition earn-out	—	—	—	0.9
Changes in operating assets and liabilities, net of acquisitions	4.3	(11.9)	(29.6)	(24.3)
Net cash provided by operating activities	27.7	4.8	60.5	24.6

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	—	(169.3)	(14.1)	(300.7)
Purchase of customer contracts	(14.0)	—	(20.0)	—
Change in restricted cash and cash equivalents	(304.3)	—	(304.3)	—
Purchases of property, equipment and software	(6.4)	(4.2)	(24.2)	(14.1)
Net cash used in investing activities	(324.7)	(173.5)	(362.6)	(314.8)

Cash flows from financing activities:
Proceeds from revolving line of credit	14.0	5.0	47.0	5.0
Repayment of revolving line of credit	—	—	(32.0)	—
Proceeds from term loan	—	392.0	29.9	622.0
Repayment of term loan	(1.1)	(224.3)	(4.2)	(353.6)
Proceeds from senior note	300.0	—	300.0	—
Payment of earn-out and holdbacks	—	(0.5)	(15.6)	(3.7)
Debt issuance costs	(0.5)	(7.8)	(1.4)	(12.6)
Repayment of capital leases	(0.4)	(0.3)	(1.8)	(0.9)
Proceeds from issuance of common stock under employee stock purchase plan	0.1	—	1.2	—
Tax withholding related to the vesting of restricted stock awards	(2.2)	(1.5)	(5.7)	(3.5)
Exercise of stock options	0.8	0.2	1.2	0.9
Net cash provided by financing activities	310.7	162.8	318.6	253.6
Effect of exchange rate changes on cash	0.6	0.8	(1.4)	1.9
Net increase (decrease) in cash and cash equivalents	14.3	(5.1)	15.1	(34.7)
Cash and cash equivalents at beginning of year	15.4	19.7	14.6	49.3
Cash and cash equivalents at end of period	$29.7	$14.6	$29.7	$14.6

ANNEX A: Non-GAAP Financial Information

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), from time to time we may use or publicly disclose certain “non-GAAP financial measures” in the course of our financial presentations, earnings releases, earnings conference calls and otherwise. For these purposes, the U.S. Securities and Exchange Commission (“SEC”) defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial positions or cash flows that (i) excludes amounts, or is subject to adjustments that effectively exclude amounts, included in the most directly comparable measure calculated and presented in accordance with GAAP in financial statements, and (ii) includes amounts, or is subject to adjustments that effectively include amounts, that are excluded from the most directly comparable measure so calculated and presented.

Non-GAAP financial measures are provided as additional information to investors to provide an alternative method for assessing our financial condition and operating results. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better evaluate our performance and profitability. These measures are not in accordance with, or a substitute for GAAP and may be different from or inconsistent with non-GAAP financial measures used by other companies. These measures should be used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures.

Pursuant to the requirements of Regulation G, whenever we refer to a non-GAAP financial measure, we will also generally present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”)
Adjusted EBITDA is defined as net income/(loss) before interest, income taxes, depreciation and amortization (“EBITDA”) adjusted to exclude severance, restructuring and other exit costs, acquisition-related transaction and integration costs, losses on extinguishment of debt, stock-based compensation and, from time to time, other non-cash or non-recurring items.

We use Adjusted EBITDA to evaluate operating performance, and this financial measure is among the primary measures we use for planning and forecasting future periods. We further believe that the presentation of Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and makes it easier to compare our results with the results of other companies that have different financing and capital structures. In addition, we have debt covenants that are based on a leverage ratio that utilizes a modified EBITDA calculation, as defined in our Credit Agreement. The modified EBITDA calculation is similar to our definition of Adjusted EBITDA; however, it includes the pro forma Adjusted EBITDA of and expected cost synergies from the companies acquired by us during the applicable reporting period. Finally, Adjusted EBITDA results, along with other quantitative and qualitative information, are utilized by management and our compensation committee for purposes of determining bonus payouts to our employees.

Adjusted EBITDA Less Capital Expenditures
Adjusted EBITDA less purchases of property and equipment, which we also refer to as capital expenditures, is a performance measure that is used to evaluate the appropriate level of capital expenditures needed to support our expected revenue and to provide a comparable view of our performance relative to other telecommunications companies that may utilize different strategies for providing access to fiber-based services and related infrastructure. We use a “capex light” strategy, which means we purchase fiber-based services and related infrastructure from other providers on an as-needed basis, pursuant to our customers’ requirements. Many other telecommunications companies spend significant amounts of capital expenditures to construct their own fiber networks and data centers, and attempt to purchase as little as possible from other providers. As a result of our strategy, we typically have lower Adjusted EBITDA margins compared to other providers but also spend much less on capital expenditures relative to our revenue. We believe it is important to take both of these factors into account when evaluating our performance.

The following is a reconciliation of Adjusted EBITDA and Adjusted EBITDA less capital expenditures from Net (Loss) Income (amounts in millions):

	Three Months Ended December 31,		Year Ended December 31,
(Amounts in millions, except share and per share data)	2016	2015	2016	2015

Adjusted EBITDA
Net (loss) income	$(0.9)	$27.6	$5.3	$19.3
Provision for (benefit from) income taxes	3.6	(34.0)	3.9	(34.1)
Interest and other expense, net	7.8	5.5	30.0	15.1
Loss on debt extinguishment	—	2.4	1.6	3.4
Depreciation and amortization	16.6	14.2	62.8	46.7
Severance, restructuring and other exit costs	—	4.9	0.9	12.7
Transaction and integration costs	1.7	2.4	4.7	6.0
Share-based compensation	5.0	2.5	15.8	7.9
Adjusted EBITDA	33.8	25.5	125.0	77.0

Purchases of property and equipment	(6.4)	(4.2)	(24.2)	(14.1)
Adjusted EBITDA less capital expenditures	$27.4	$21.3	$100.8	$62.9

Constant Currency
We evaluate our results of operations both as reported and on a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information offers valuable supplemental information regarding our results of operations, consistent with how we evaluate our performance. We calculate constant currency results by converting our current-period local currency financial results using prior-period exchange rates and comparing these adjusted amounts to our prior-period reported results.

Pro Forma Financial Information
In addition to financial measures prepared in accordance with GAAP, from time to time we may use or publicly disclose certain “pro forma” financial measures in the course of our financial presentations, earnings releases, earnings conference calls and otherwise. We believe certain pro forma financial measures provide a more comparable view of our results relative to prior periods, particularly given the number of acquisitions we have completed in the past.

The following unaudited pro forma financial information and related notes present the historical information of GTT as if the acquisitions of Hibernia Networks (“Hibernia”), One Source Networks, Inc. (“OSN”), and MegaPath Corporation ("MegaPath") had occurred on the first day of the period presented, if applicable.

For the three months ended December 31, 2016, compared with the three months ended December 31, 2015, the following unaudited financial information presents historical GTT information as if the acquisition of OSN had occurred on the first day of the period presented, as reported and in constant currency:

($ in millions)	Three Months Ended December 31
	2016	2015
Revenue
GTT as reported	$136.5	$114.8
GTT pro forma adjustments (1)	—	—
OSN as reported	—	4.9
OSN pro forma adjustments (2)	—	(0.2)
Pro Forma Revenue	$136.5	$119.5
Pro Forma % Growth	14.2%
Pro Forma % Growth (Constant Currency)	16.0%

Adjusted EBITDA
GTT as reported	$33.8	$25.5
GTT pro forma adjustments (3)	—	—
OSN as reported	—	1.2
OSN pro forma adjustments (4)	—	(0.1)
Pro Forma Adjusted EBITDA	$33.8	$26.6
Pro Forma Adjusted EBITDA Margin %	24.8%	22.3%
Pro Forma % Growth	26.9%
Pro Forma % Growth (Constant Currency)	30.8%

(1) Represents revenue recognized by GTT from acquired company prior to its respective close date
(2) Represents (i) revenue recognized by acquired company from GTT prior to its respective close date and (ii) non-recurring installation revenue historically recognized on a cash basis by acquired company

(3) Represents revenue, net of expense, recognized by GTT from acquired company prior to its respective close date
(4) Represents (i) revenue, net of expense, recognized by acquired company from GTT prior to its respective close date, (ii) non-recurring installation revenue, net of non-recurring installation expenses, historically recognized on a cash basis by acquired company, (iii) non-cash stock compensation, and (iv) non-recurring expenses outside of the normal course of business.

For the three months ended December 31, 2016 compared with September 30, 2016, the following unaudited financial information presents historical GTT information, as reported and in constant currency:

($ in millions)	Three Months Ended
	December 31, 2016	September 30, 2016
Revenue
GTT as reported	$136.5	$131.9
Pro Forma Revenue	$136.5	$131.9
Pro Forma % Growth	3.5%
Pro Forma % Growth (Constant Currency)	4.1%

Adjusted EBITDA
GTT as reported	$33.8	$32.1
Pro Forma Adjusted EBITDA	$33.8	$32.1
Pro Forma Adjusted EBITDA Margin %	24.8%	24.4%
Pro Forma % Growth	5.1%
Pro Forma % Growth (Constant Currency)	6.3%

For the year ended December 31, 2016, compared with December 31, 2015, the following unaudited financial information presents historical GTT information as if the acquisitions of OSN and MegaPath had occurred on the first day of the period presented, as reported and in constant currency:

($ in millions)	Year Ended December 31
	2016	2015
Revenue
GTT as reported	$521.7	$369.3
GTT pro forma adjustments (1)	—	(0.4)
MegaPath as reported	—	33.0
MegaPath pro forma adjustments (2)	—	(1.7)
OSN as reported	—	65.5
OSN pro forma adjustments (2)	—	(2.1)
Pro Forma Revenue	$521.7	$463.6
Pro Forma % Growth	12.5%
Pro Forma % Growth (Constant Currency)	13.1%

Adjusted EBITDA
GTT as reported	$125.0	$77.0
GTT pro forma adjustments (3)	—	—
MegaPath as reported	—	5.0
MegaPath pro forma adjustments (4)	—	—
OSN as reported	—	12.9
OSN pro forma adjustments (4)	—	0.8
Pro Forma Adjusted EBITDA	$125.0	$95.7
Pro Forma Adjusted EBITDA Margin %	24.0%	20.6%
Pro Forma % Growth	30.7%
Pro Forma % Growth (Constant Currency)	31.9%

(1) Represents revenue recognized by GTT from acquired companies prior to their respective close dates.
(2) Represents (i) revenue recognized by acquired companies from GTT prior to their respective close dates and (ii) non-recurring installation revenue historically recognized on a cash basis by acquired companies.

(3) Represents revenue, net of expense, recognized by GTT from acquired companies prior to their respective close dates.
(4) Represents (i) revenue, net of expense, recognized by acquired companies from GTT prior to its respective close dates, (ii) non-recurring installation revenue, net of non-recurring installation expenses, historically recognized on a cash basis by acquired companies, (iii) non-cash stock compensation, and (iv) non-recurring expenses outside of the normal course of business.

For the three months ended December 31, 2016, compared with the three months ended December 31, 2015, the following unaudited financial information presents historical GTT information as if the acquisitions of Hibernia and OSN had occurred on the first day of the period presented, as reported and in constant currency:

($ in millions)	Three Months Ended
	December 31, 2016	December 31, 2015
Revenue
GTT as reported	$136.5	$114.8
GTT pro forma adjustments (1)	—	—
OSN as reported	—	4.9
OSN pro forma adjustments (2)	—	(0.2)
Hibernia as reported	43.4	44.5
Hibernia pro forma adjustments (2)	(1.5)	(1.5)
Pro Forma Revenue	$178.4	$162.5
Pro Forma % Growth	9.8%
Pro Forma % Growth (Constant Currency)	12.1%

Adjusted EBITDA
GTT as reported	$33.8	$25.5
GTT pro forma adjustments (3)	—	—
OSN as reported	—	1.2
OSN pro forma adjustments (4)	—	(0.1)
Hibernia as reported	16.8	13.8
Hibernia pro forma adjustments (4)	(1.1)	(1.1)
Pro Forma Adjusted EBITDA	$49.5	$39.3
Pro Forma Adjusted EBITDA Margin %	27.7%	24.2%
Pro Forma % Growth	25.9%
Pro Forma % Growth (Constant Currency)	29.2%

(1) Represents revenue recognized by GTT from acquired companies prior to their respective close dates
(2) Represents (i) revenue recognized by acquired companies from GTT prior to their respective close dates and (ii) non-recurring installation revenue historically recognized on a cash basis by acquired companies, and (iii) adjustments in deferred revenue from acquired companies.

(3) Represents revenue, net of expense, recognized by GTT from acquired companies prior to their respective close dates
(4) Represents (i) revenue, net of expense, recognized by acquired companies from GTT prior to their respective close dates, (ii) non-recurring installation revenue, net of non-recurring installation expenses, historically recognized on a cash basis by acquired companies, (iii) adjustments in deferred revenue from acquired companies, (iv) non-cash stock compensation, and (v) non-recurring expenses outside of the normal course of business.

For the three months ended December 31, 2016 compared with September 30, 2016, the following unaudited financial information presents historical GTT information as if the acquisition of Hibernia had occurred on the first day of the period presented, as reported and in constant currency:

($ in millions)	Three Months Ended
	December 31, 2016	September 30, 2016
Revenue
GTT as reported	$136.5	$131.9
Hibernia as reported	43.4	45.5
Hibernia pro forma adjustments (1)	(1.5)	(1.5)
Pro Forma Revenue	$178.4	$175.9
Pro Forma % Growth	1.5%
Pro Forma % Growth (Constant Currency)	2.3%

Adjusted EBITDA
GTT as reported	$33.8	$32.1
Hibernia as reported	$16.8	$16.1
Hibernia pro forma adjustments (2)	$(1.1)	$(1.1)
Pro Forma Adjusted EBITDA	$49.4	$47.1
Pro Forma Adjusted EBITDA Margin %	27.7%	26.8%
Pro Forma % Growth	5.0%
Pro Forma % Growth (Constant Currency)	6.0%

(1) Represents (i) revenue recognized by acquired company from GTT prior to its respective close date, (ii) non-recurring installation revenue historically recognized on a cash basis by acquired company, and (iii) adjustments in deferred revenue from acquired company.

(2) Represents (i) revenue, net of expense, recognized by acquired company from GTT prior to its respective close date, (ii) non-recurring installation revenue, net of non-recurring installation expenses, historically recognized on a cash basis by acquired company, (iii) adjustments in deferred revenue from acquired company, (iv) non-cash stock compensation, and (v) non-recurring expenses outside of the normal course of business.

For the year ended December 31, 2016, compared with December 31, 2015, the following unaudited financial information presents historical GTT information as if the acquisitions of Hibernia, OSN and MegaPath had occurred on the first day of the period presented, as reported and in constant currency:

($ in millions)	Year Ended
	December 31, 2016	December 31, 2015
Revenue
GTT as reported	$521.7	$369.3
GTT pro forma adjustments (1)	—	(0.4)
MegaPath as reported	—	33.0
MegaPath pro forma adjustments (2)	—	(1.7)
OSN as reported	—	65.5
OSN pro forma adjustments (2)	—	(2.1)
Hibernia as reported	182.1	148.9
Hibernia pro forma adjustments (2)	(5.9)	(6.3)
Pro Forma Revenue	$697.9	$606.2
Pro Forma % Growth	15.1%
Pro Forma % Growth (Constant Currency)	15.8%

Adjusted EBITDA
GTT as reported	$125.0	$77.0
GTT pro forma adjustments (3)	—	—
MegaPath as reported	—	5.0
MegaPath pro forma adjustments (4)	—	—
OSN as reported	—	12.9
OSN pro forma adjustments (4)	—	0.8
Hibernia as reported	65.9	34.2
Hibernia pro forma adjustments (4)	(4.5)	(4.5)
Pro Forma Adjusted EBITDA	$186.4	$125.4
Pro Forma Adjusted EBITDA Margin %	26.7%	20.7%
Pro Forma % Growth	48.6%
Pro Forma % Growth (Constant Currency)	49.2%

(1) Represents revenue recognized by GTT from acquired companies prior to their respective close dates.
(2) Represents (i) revenue recognized by acquired companies from GTT prior to their respective close dates, (ii) non-recurring installation revenue historically recognized on a cash basis by acquired companies, and (iii) adjustments to deferred revenue from acquired companies.

(3) Represents revenue, net of expense, recognized by GTT from acquired companies prior to their respective close dates.
(4) Represents (i) revenue, net of expense, recognized by acquired companies from GTT prior to their respective close dates, (ii) non-recurring installation revenue, net of non-recurring installation expenses, historically recognized on a cash basis by acquired company, (iii) adjustments to deferred revenue of acquired companies, (iv) non-cash stock compensation, and (v) non-recurring expenses outside of the normal course of business.

# # # end # # #